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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         ------------------------------

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 24, 2003

                         Commission file number 0-21139

                          DURA AUTOMOTIVE SYSTEMS, INC.

             (Exact name of Registrant as specified in its charter)

                  DELAWARE                                        38-3185711
       (State or other jurisdiction of                         (I.R.S. Employer
       incorporation or organization)                        Identification No.)
             2791 RESEARCH DRIVE                                     48309
          ROCHESTER HILLS, MICHIGAN                               (Zip Code)
  (Address of principal executive offices)

                                 (248) 299-7500
              (Registrant's telephone number, including area code)


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  EXHIBITS

EXHIBIT NUMBERS AND DESCRIPTION

     99.1         First quarter earnings press release dated April 24, 2003.

     99.2         Second quarter earnings press release dated July 24, 2003.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         On April 24, 2003, Dura Automotive Systems, Inc. issued the press release attached hereto as Exhibit 99.1 announcing earnings for the three months ended March 31, 2003. The information in Exhibit 99.1 is being provided pursuant to Item 12 of Form 8-K. In addition to the results reported in accordance with accounting principles generally accepted in the United States ("GAAP") included throughout this news release, the Company has provided information regarding "adjusted income from continuing operations" (a non-GAAP financial measure). Adjusted income from continuing operations represents income from continuing operations adjusted for facility consolidation and other charges, net and loss on early extinguishment of debt, net. Management believes that adjusted income from continuing operations is useful to both management and investors in their analysis of the Company's ability to analyze operational performance. Adjusted income from continuing operations should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. Also, adjusted income from continuing operations, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

         On July 24, 2003, Dura Automotive Systems, Inc. issued the press release attached hereto as Exhibit 99.2 announcing earnings for the three and six months ended June 30, 2003. The information in Exhibit 99.2 is being provided pursuant to Item 12 of Form 8-K.

         On July 24, 2003, Dura Automotive Systems, Inc. held an earnings conference call in which the Company provided guidance regarding the anticipated financial outlook for the remainder of 2003. For the three months ended September 30, 2003, the following estimates were announced: sales were estimated at $550 to $560 million; EBITDA was estimated at $45 million; earnings per share was estimated at $0.10; selling, general and administrative expenses were estimated at $39 million; depreciation was estimated at $19 million; interest expense was estimated at $21 million; and the expected tax rate was estimated to be 36%. For the second half of 2003, the following estimates were announced: earnings per share was estimated at $1.70 to $1.75; net debt reduction was estimated at $40 to $50 million; and the expected tax rate was estimated to be 36%.

         This Form 8-K contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," or similar expressions. These statements are baed on certain assumptions that the Company has made in light of its experience in the industry as well as its perspective of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to (i) expected synergies, economies of scale and cost savings from the Company's acquisitions not being fully realized or realized within the expected times frames; (ii) unanticipated difficulties servicing the indebtedness of the Company; (iii) costs or operational difficulties related to integrating the operations of the acquired entities with those of the Company being greater than expected; (iv) labor disputes involving the Company or its significant customers; (v) risks associated with conducting business in foreign countries, and (vi) general economic or business conditions affecting the automotive industry, either nationally or regionally, being less favorable than expected.

         The information in Item 12 of this Current Report on Form 8-K is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 12 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      DURA AUTOMOTIVE SYSTEMS, INC.


Date:  July 31, 2003                  By /s/ David Bovee
                                         ---------------
                                         David Bovee
                                         Vice President, Chief Financial Officer
                                         (principal accounting and financial
                                         officer)


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                                INDEX TO EXHIBITS


EXHIBIT NO.           DESCRIPTION

   99.1             First quarter earnings press release dated April 24, 2003.

   99.2             Second quarter earnings press release dated July 24, 2003.